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                                                               Exhibit 5.01

                      [DECHERT PRICE & RHOADS LETTERHEAD]

                                 March 22, 2000


Fairchild Semiconductor International, Inc.
333 Western Avenue
Mail Stop 01-00
South Portland, ME 04106

                  Re:      Registration Statement on Form S-4

Gentlemen and Ladies:

                  We have acted as counsel to Fairchild Semiconductor International, Inc., a Delaware corporation ("Fairchild International"), in connection with the preparation and filing of the Registration Statement on Form S-4 filed today (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of up to 4,000,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of Fairchild International ("Class A Stock"), which will be issued from time to time in connection with acquisitions by Fairchild International, or its subsidiaries, of other businesses, assets or securities.

                  We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) issued, delivered and paid for in accordance with the terms of the definitive agreements governing the issuance of such shares (the "Acquisition Agreements"), assuming: (a) that at

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Fairchild Semiconductor International, Inc.
March 22, 2000
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least par value will be paid for the Shares, (b) that the execution and delivery of the Acquisition Agreements and the issuance of the Shares governed thereby are duly authorized and approved by the Board of Directors of Fairchild International, and (c) the completion of all proceedings to be taken in order to permit such issuances to be carried out in accordance with applicable securities laws; and (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Stock and registered by such transfer agent and registrar, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     /s/ Dechert Price & Rhoads